Exhibit 10.1

AMENDMENT NO .1
TO THE
NORTH AMERICAN SCIENTIFIC, INC. 2006 STOCK PLAN

R E C I T A L S

WHEREAS, the Company established the North American Scientific, Inc. 2006 Stock Plan (the “Plan”) pursuant to the power to amend the Plan set forth in Section 17 therein; and

WHEREAS, the Company’s Board of Directors has determined that it is in the best interests of the Company to amend the Plan to increase the number of shares of the Company’s common stock that are available for Awards, as that term is defined in Section 2(d) therein.

NOW, THEREFORE, IT IS RESOLVED that the Plan shall be amended as set forth herein (the “Amendment”) effective April 29, 2008.

O P E R A T I V E P R O V I S I O N S

1. The first sentence of Section 3 of the Plan is amended in its entirety to read as follows:

“Subject to the provisions of Section 16 of the Plan, the maximum aggregate number of Shares that may be issued is thirteen million one hundred one thousand two hundred seventy-five (13,101,275) Shares, plus any Awards from the Prior Plan that are terminated, expire unexercised or forfeited.”

2. Paragraph (c) of Section 6 of the Plan is amended in its entirety to read as follows:

“(c) The following limitations shall apply to Awards granted under the Plan:

(i) No Participant shall be granted, in any fiscal year of the Company, Awards covering more than four hundred and seventy-five thousand (475,000) Shares.

(ii) In connection with his or her initial service, a Participant may be granted Awards for up to an additional four hundred and seventy-five thousand (475,000) Shares that shall not count against the limit set forth in subsection (i) above.

(iii) The foregoing limitations shall be adjusted proportionately in connection with any change in the Company’s capitalization as described in Section 16.

(iv) If an Award is cancelled in the same fiscal year of the Company in which it was granted (other than in connection with a transaction described in Section 16), the cancelled Award will be counted against the limits set forth in subsection (i) and (ii) above.”

3. All other terms and provisions of the Plan not directly affected by this Amendment shall remain in full force and effect.

[Signature Page Follows]

IN WITNESS WHEREOF, this Amendment is executed on this 29th day of April, 2008.

NORTH AMERICAN SCIENTIFIC, INC.

By:	/s/ John B. Rush

Its:	President and Chief Executive Officer